UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2007
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 18, 2007, R.H. Donnelley Inc. (“RHDI”), a direct wholly-owned subsidiary of R.H. Donnelley Corporation (the “Company”), issued a press release announcing that it had commenced a tender offer and consent solicitation for its outstanding 10-7/8% Senior Subordinated Notes due 2012 (the “Notes”) on the terms and subject to the conditions set forth in RHDI’s Offer to Purchase and Consent Solicitation Statement, dated September 18, 2007 (the “Statement”), and the related Consent and Letter of Transmittal (together with the Statement, the “Offer”).
     On October 2, 2007, RHDI issued a press release announcing that pursuant to the Offer, it had received valid tenders of Notes and deliveries of the related consents of a majority of the aggregate principal amount of Notes outstanding not owned by RHDI as of 5:00 p.m., New York City time, on October 1, 2007. As a result, RHDI, as issuer, the Company, as guarantor, the subsidiary guarantors named therein, as guarantors, and The Bank of New York, as trustee, executed a fourth supplemental indenture (the “Supplemental Indenture”) amending the indenture, dated as of December 3, 2002 (as amended, the “Indenture”), relating to the Notes. The Supplemental Indenture is expected to become operative after, among other things, the expiration of the Offer.
     Subject to becoming operative, the Supplemental Indenture will amend the Indenture to delete substantially all of the restrictive covenants contained in the Indenture, including, among other things, limitations on debt, limitations on restricted payments, limitations on liens, limitations on asset sales, limitations on restriction on distributions from restricted subsidiaries and limitations on transactions with affiliates, and to make conforming and related changes to the Indenture.
     The Notes include certain of the foregoing provisions from the Indenture. Subject to becoming operative, the Supplemental Indenture will delete such provisions from the Notes, as well as those definitions from the Indenture if reference to such definition would be eliminated as a result of the elimination of the relevant covenant.
     The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K.
     The Bank of New York is also the trustee under RHDI’s other indenture as well as under indentures governing senior notes issued by the Company.
Item 3.03. Material Modification to Rights of Security Holders.
     (a) To the extent required by Item 3.03 of Form 8-K, the information contained and incorporated in Item 1.01 of this report is incorporated by reference into this Item 3.03(a).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed with this report.

Exhibit No.	Exhibit Description

4.1	Fourth Supplemental Indenture, dated as of October 2, 2007, by and among R.H. Donnelley Inc., as issuer, R.H. Donnelley Corporation, as guarantor, the subsidiary guarantors named therein, as guarantors, and the Bank of New York, as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION

By	/s/ Robert J. Bush

Name:	Robert J. Bush
Title:	Senior Vice President, General Counsel & Corporate Secretary
Date: October 5, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1 I	Fourth Supplemental Indenture, dated as of October 2, 2007, by and among R.H. Donnelley nc., as issuer, R.H. Donnelley Corporation, as guarantor, the subsidiary guarantors named therein, as guarantors, and the Bank of New York, as trustee.

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